Exhibit 99.1

Thursday, October 14, 2004	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Exceeds $2.0 Billion In Total Assets and Reports $4.6 Million in Third Quarter Net Income

Oak Ridge, New Jersey - October 14, 2004 — Lakeland Bancorp (Nasdaq: LBAI) is pleased to report several positive developments in the third quarter, including:

-	The successful completion of the acquisition of Newton Financial Corporation (“Newton”), a $316 million commercial bank, on July 1. This merger solidifies our number one market share in Sussex County.

-	Total Assets exceeded $2 billion for the first time as Lakeland is the sixth largest New Jersey based commercial bank.

-	The establishment of an Asset Based Lending business through the acquisition of a $25 million asset based lending portfolio.

-	Strong organic loan growth (excluding Newton Trust Loans and the Asset Based Lending Portfolio) which is up 12% from December 31, 2003 on an annualized basis. This was driven in part by the establishment of a second Bergen County based lending office following our August 2003 acquisition of CSB Financial Corp (“CSB”).

-	Strong organic deposit growth which has increased over 11% on an annualized basis. Core deposits represented 79% of total deposits as of September 30, 2004.

-	Book value increased to $9.35 at September 30, 2004 from $6.96 at December 31, 2003, following the acquisition of Newton.

-continued-

-	An announced increase of our stock buyback program from 250,000 shares to 500,000 shares through June 30, 2005.

Lakeland Bancorp also announced that it has declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on November 15, 2004 to holders of record as of the close of business on October 29, 2004.

Roger Bosma, Lakeland Bancorp’s President and CEO said, “We welcome the shareholders and customers of Newton Trust Company to Lakeland Bancorp, and are pleased to be able to offer them a wide array of products and services. With the addition of Newton, as well as with continued strong loan demand and deposit growth, Lakeland, whose assets now exceed $2.0 billion, continues to grow into one of the predominant community banks in northern New Jersey.”

Earnings

Net Income

Net Income for the third quarter was $4.6 million, which compared to $3.8 million for the same period in 2003. Third quarter 2004 totals include the results of the Newton Trust Company, which was acquired by Lakeland on July 1, 2004. Diluted earnings per share was $0.22 per share compared to $0.25 per share for the third quarter 2003, reflecting the additional shares issued in the Newton acquisition. Annualized Return on Average Assets was 0.90% and Annualized Return on Average Equity was 9.57% for the third quarter of 2004.

Net Income for the first nine months of 2004 was $11.8 million, which compared to $11.1 million for the same period last year. Diluted earnings per share was $0.66 compared to $0.73 per share for the first nine months of 2003. Return on Average Assets was 0.91% and Return on Average Equity was 11.43%.

Net Interest Income

Net interest income for the third quarter of 2004 was $17.0 million, or 40% higher than the $12.2 million earned in the third quarter of 2003. Third quarter 2004 average assets at $2.02 billion increased from the $1.40 billion average in the third quarter of 2003. Excluding Newton, average assets increased by 17%. Average loans increased by $351.0 million or 46% to $1.12 billion, while average deposits increased $470.0 million or 39% to $1.69 billion. Exclusive of the addition of Newton, average loans and average deposits increased by 19% and 17%, respectively from the third quarter of 2003. Net interest margin for the third quarter of 2004 was 3.86%, as compared to 3.85% last year. The Company’s yield on earning assets was 5.14% in the third quarter of 2004, while the cost of interest bearing liabilities was 1.53%.

Year-to-date, net interest income was $44.2 million, or 20% higher than the $36.9 million reported for the first nine months of 2003. Net interest margin decreased to 3.85% for the nine months of 2004 from 4.20% for the same period last year, while average earning assets rose 30%. The Company’s yield on earning assets decreased from 5.47% in 2003 to 5.14% for the first nine months of 2004. The Company’s cost of interest bearing liabilities decreased slightly from 1.58% in 2003 to 1.56% for the first nine months of 2004.

-continued-

Noninterest Income

Noninterest income, including gains on investment securities sold, totaled $3.6 million as compared to $3.9 million in the third quarter of 2003. Gains on sales of investment securities were $204,000 in third quarter of 2004, compared to gains of $934,000 for the same period last year. Excluding the gains on sales of securities, noninterest income totaled $3.4 million and was $487,000, or 17% higher than the third quarter of 2003. Income on bank owned life insurance increased by $117,000, while other income increased $110,000 to $143,000 primarily due to gains on sale of loans and dividend income on trust preferred common stock.

Noninterest income totaled $9.8 million for the first nine months of 2004, as compared to $9.6 million for the same period last year. Gains on sales of investment securities were $620,000 for the first nine months of 2004 as compared to $1.7 million last year. Excluding the gains on sales of securities, non-interest income totaled $9.2 million and was $1.3 million, or 16% higher than the first nine months of 2003. Service charges on deposit accounts increased 10% to $5.8 million primarily due to higher return item charges. Commissions and fees increased 17% to $2.3 million due to increases in loan fees collected. Income on bank owned life insurance increased 43% to $833,000, while other income increased $152,000 to $350,000.

Noninterest expense

Noninterest expense for the third quarter of 2004 was $13.0 million, an increase of $3.4 million, or 35% compared to the third quarter of 2003. Of this increase, Newton contributed $2.0 million to this category. Exclusive of Newton, noninterest expense increased by $1.3 million, or 14%. This overall increase reflects higher salary and benefit expense due to branch expansion, as well as normal salary and benefit increases. Occupancy and equipment expenses increased by $422,000, or 24%, primarily due to the increased branch network. Other noninterest expenses increased by $1.2 million in the third quarter of 2004 primarily due to legal and marketing expenses, and expenses incurred by the Newton branches in third quarter 2004.

For the first nine months of 2004, noninterest expense was $33.9 million compared to $28.0 million in 2003, an increase of $5.9 million or 21%. Of this overall increase, salary and benefit costs increased by $2.8 million or 19%. Occupancy and equipment expenses increased by $848,000, or 16%, reflecting branch expansion, which includes the acquisition of four branches of CSB in August 2003 and 10 branches of Newton on July 1, 2004. Other expenses increased $2.2 million or 29%, primarily due to increased costs associated with CSB and Newton, as well as legal fees and marketing expenses.

-continued-

Financial Condition

At September 30, 2004, total assets were $2.05 billion, an increase of $462.6 million, or 29% from year-end. This includes Newton assets of $316.4 million.

Loans

Loans increased $301.0 million, or 35% to $1.15 billion, from year-end 2003. Newton loans totaled $201.5 million. Excluding Newton, loans have increased 12% year-to-date reflecting strong growth in commercial real estate loans.

Asset Quality

At September 30, 2004, non-performing assets totaled $18.1 million (0.88% of total assets) including $10.4 million related to commercial lease pools (0.51% of total assets) and $7.7 million of other non-performing assets (0.37% of total assets). The Allowance for Loan and Lease Losses totaled $18.8 million at September 30, 2004 and represented 1.63% of total loans. During the nine months of 2004, the Company had net charge-offs of $3.4 million.

Deposits

At September 30, 2004, total deposits were $1.70 billion, an increase of $376.0 million or 28% from December 31, 2003. The total deposits of Newton were $266.9 million. Core deposits, which are defined as noninterest bearing deposits, and savings and interest bearing transaction accounts, increased by $307.5 million, or 30%, to $1.345 billion. The core deposits of Newton were $207.4 million. Core deposits, as defined, represent 79% of total deposits.

Capital

Stockholders’ equity was $194.5 million, and book value per common share was $9.35. As of September 30, 2004, the Company’s leverage ratio was 8.03%. Tier I and total risk based capital ratios were 12.25% and 13.51%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the merger of Newton into Lakeland Bancorp, corporate objectives, and other financial and business matters. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank and Newton Trust Company, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$17,022	$12,170	$44,176	$36,935
Provision for Loan Losses	(926)	(750)	(2,676)	(2,250)
Noninterest Income excluding gains on sales of investment securities	3,421	2,934	9,209	7,958
Gain on sales of investment securities	204	934	620	1,686
Noninterest Expense	(13,006)	(9,651)	(33,895)	(28,006)

Pretax Income	6,715	5,637	17,434	16,323
Tax Expense	(2,163)	(1,815)	(5,595)	(5,212)

Net Income	$4,552	$3,822	$11,839	$11,111

Basic Earnings Per Share	$0.22	$0.25	$0.67	$0.74
Diluted Earnings Per Share	$0.22	$0.25	$0.66	$0.73
Dividends Per share	$0.10	$0.10	$0.30	$0.28
Weighted Average Shares - Basic	20,806,892	15,333,292	17,600,708	15,041,713
Weighted Average Shares - Diluted	21,031,218	15,550,330	17,828,206	15,320,124

SELECTED OPERATING RATIOS
Return on Average Assets	0.90%	1.08%	0.91%	1.14%
Return on Average Equity	9.57%	15.52%	11.43%	15.79%
Yield on Interest Earning Assets	5.14%	5.14%	5.14%	5.47%
Cost of funds	1.53%	1.58%	1.56%	1.58%
Net interest spread	3.61%	3.56%	3.58%	3.89%
Net interest margin	3.86%	3.85%	3.85%	4.20%
Efficiency ratio	60.70%	62.10%	61.10%	60.40%

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.48%	0.82%
Ratio of allowance to total loans			1.63%	2.01%
Non-performing loans to total loans			1.49%	2.29%
Non-performing assets to total assets			0.88%	1.24%
Allowance to non-performing loans			109%	88%

SELECTED DATA AT PERIOD-END			9/30/2004	12/31/2003
Loans			$1,153,423	$852,387
Allowance for Loan Losses			18,783	16,899
Investment Securities			645,693	600,411
Total Assets			2,047,922	1,585,290
Core Deposits			1,345,716	1,220,195
Deposits			1,701,661	1,325,682
Borrowings			43,402	51,423
Long Term Debt			42,260	34,500
Subordinated Debentures			56,703	—
Guaranteed preferred beneficial interests in Company’s subordinated debentures			—	55,000
Stockholders’ Equity			194,487	110,951
Book value per share			$9.35	$6.96
Stockholders’ equity to total assets			9.50%	7.17%

SELECTED AVERAGE BALANCE SHEET DATA
	For the three months ended		For the nine months ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Loans, net	$1,117,074	$766,069	$947,242	$742,284
Investment securities	667,764	502,356	617,384	445,896
Interest-Earning Assets	1,802,258	1,296,408	1,580,409	1,212,496
Core Deposits	1,338,304	955,980	1,161,253	888,283
Time Deposits	350,134	262,419	304,732	256,586
Deposits	1,688,438	1,218,398	1,465,985	1,144,869
Total Assets	2,017,161	1,403,787	1,737,178	1,306,331
Total Borrowings	130,811	82,222	124,919	61,442
Common Equity	189,248	97,693	138,392	94,110

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
(dollars in thousands)	(unaudited)
ASSETS
Cash and due from banks	$50,449	$42,760
Federal funds sold and interest-bearing deposits due from banks	37,381	3,324

Total cash and cash equivalents	87,830	46,084
Investment securities available for sale	504,065	557,402
Investment securities held to maturity; fair value of $142,141 in 2004 and $43,650 in 2003	141,628	43,009
Loans:
Commercial	640,101	413,198
Residential mortgages	226,646	185,153
Consumer and home equity	286,676	254,036

Total loans	1,153,423	852,387
Plus: deferred fees	(2,017)	(851)
Less: Allowance for loan and lease losses	18,783	16,899

Net loans	1,132,623	834,637
Premises and equipment - net	32,075	27,510
Accrued interest receivable	7,939	6,391
Goodwill and Identifiable Intangible Assets	94,314	27,609
Bank owned life insurance	33,900	27,575
Other assets	13,548	15,073

TOTAL ASSETS	$2,047,922	$1,585,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$318,631	$242,710
Savings and interest-bearing transaction accounts	1,027,085	795,485
Time deposits under $100	268,065	209,216
Time deposits $100 and over	87,880	78,271

Total deposits	1,701,661	1,325,682
Federal funds purchased and securities sold under agreements to repurchase	43,402	51,423
Long-term debt	42,260	34,500
Subordinated debentures	56,703	—
Other liabilities	9,409	7,734
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	55,000

TOTAL LIABILITIES	1,853,435	1,474,339

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 21,312,284 at September 30, 2004 and 16,483,551 December 31, 2003	207,537	131,116
Accumulated Deficit	(6,418)	(12,980)
Treasury stock, at cost, 518,734 shares at September 30, 2004 and 535,025 at December 31, 2003	(7,585)	(7,283)
Accumulated other comprehensive income	953	98

TOTAL STOCKHOLDERS’ EQUITY	194,487	110,951

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,047,922	$1,585,290

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$16,425	$11,828	$41,906	$35,406
Federal funds sold and interest bearing deposits with banks	45	67	93	193
Taxable investment securities	5,443	3,710	15,184	10,849
Tax exempt investment securities	865	774	2,364	2,144

TOTAL INTEREST INCOME	22,778	16,379	59,547	48,592

INTEREST EXPENSE
Deposits	4,185	3,282	10,846	9,748
Securities sold under agreements to repurchase	110	50	277	160
Long-term debt	1,461	877	4,248	1,749

TOTAL INTEREST EXPENSE	5,756	4,209	15,371	11,657

NET INTEREST INCOME	17,022	12,170	44,176	36,935
Provision for loan losses	926	750	2,676	2,250

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,096	11,420	41,500	34,685

NONINTEREST INCOME
Service charges on deposit accounts	2,054	1,913	5,757	5,232
Commissions and fees	911	792	2,269	1,947
Gain on the sales of investment securities	204	934	620	1,686
Income on bank owned life insurance	303	186	833	581
Other income	153	43	350	198

TOTAL NONINTEREST INCOME	3,625	3,868	9,829	9,644

NONINTEREST EXPENSE
Salaries and employee benefits	6,965	5,240	18,074	15,250
Net occupancy expense	1,135	912	3,160	2,688
Furniture and equipment	1,076	877	2,828	2,452
Stationery, supplies and postage	400	341	1,089	1,007
Legal fees	417	388	1,406	1,040
Marketing expenses	450	244	1,141	755
Other expenses	2,563	1,649	6,197	4,814

TOTAL NONINTEREST EXPENSE	13,006	9,651	33,895	28,006

INCOME BEFORE PROVISION FOR INCOME TAXES	6,715	5,637	17,434	16,323
Provision for income taxes	2,163	1,815	5,595	5,212

NET INCOME	$4,552	$3,822	$11,839	$11,111

EARNINGS PER COMMON SHARE
Basic	$0.22	$0.25	$0.67	$0.74

Diluted	$0.22	$0.25	$0.66	$0.73

DIVIDENDS PER SHARE	$0.10	$0.10	$0.30	$0.28